Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - August 2004

Series Deal Size Expected Maturity		1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-7 $602MM 9/17/2004	1997-8 $939MM 9/17/2007	1997-9 $602MM 10/17/2004	1998-4 $843MM 7/18/2005

Yield		15.91%	15.91%	15.91%	15.91%	15.91%	15.91%
Less:	Coupon	1.89%	1.90%	1.79%	1.85%	1.76%	1.77%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	5.67%	5.67%	5.67%	5.67%	5.67%	5.67%
Excess Spread:
	August-04	6.85%	6.84%	6.95%	6.89%	6.98%	6.97%
	July-04	5.61%	5.58%	5.69%	5.63%	5.72%	5.71%
	June-04	5.86%	5.77%	5.88%	5.82%	5.91%	5.92%
Three Month Average Excess Spread		6.11%	6.06%	6.17%	6.11%	6.20%	6.20%

Delinquency:
	30 to 59 Days	1.20%	1.20%	1.20%	1.20%	1.20%	1.20%
	60 to 89 Days	0.86%	0.86%	0.86%	0.86%	0.86%	0.86%
	90+ Days	1.75%	1.75%	1.75%	1.75%	1.75%	1.75%
	Total	3.81%	3.81%	3.81%	3.81%	3.81%	3.81%

Payment Rate		16.23%	16.23%	16.23%	16.23%	16.23%	16.23%

Series Deal Size Expected Maturity		1998-6 $964MM 8/18/2008	1998-8 $602MM 9/18/2005	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006

Yield		15.91%	15.91%	15.91%	15.91%	15.91%	15.91%
Less:	Coupon	2.19%	1.84%	2.27%	1.85%	1.84%	1.81%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	5.67%	5.67%	5.67%	5.67%	5.67%	5.67%
Excess Spread:
	August-04	6.55%	6.90%	6.47%	6.89%	6.90%	6.93%
	July-04	5.27%	5.64%	5.19%	5.63%	5.64%	5.69%
	June-04	5.46%	5.85%	5.37%	5.82%	5.83%	5.93%
Three Month Average Excess Spread		5.76%	6.13%	5.68%	6.11%	6.12%	6.18%

Delinquency:
	30 to 59 Days	1.20%	1.20%	1.20%	1.20%	1.20%	1.20%
	60 to 89 Days	0.86%	0.86%	0.86%	0.86%	0.86%	0.86%
	90+ Days	1.75%	1.75%	1.75%	1.75%	1.75%	1.75%
	Total	3.81%	3.81%	3.81%	3.81%	3.81%	3.81%
Payment Rate		16.23%	16.23%	16.23%	16.23%	16.23%	16.23%